    As filed with the Securities and Exchange Commission on February 13, 2003
                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                   Delaware                                13-3870996
(State or other jurisdiction of incorporation            (IRS Employer
               or organization)                       Identification No.)

                              450 West 33rd Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                                   ----------

                   DoubleClick Inc. 1997 Stock Incentive Plan
               DoubleClick Inc. 1999 Employee Stock Purchase Plan

                            (Full title of the plans)

                                   ----------

                                  Kevin P. Ryan
                             Chief Executive Officer
                                DoubleClick Inc.
                              450 West 33rd Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed Maximum   Proposed Maximum
  Title of Each Class of                              Amount to be     Offering Price        Aggregate          Amount of
Securities to be Registered                           Registered(1)     per Share(2)      Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
DoubleClick Inc. 1997 Stock Incentive Plan
Common Stock, $0.001 par value                          2,400,000          $6.11            $14,664,000        $1,349.09
----------------------------------------------------------------------------------------------------------------------------
DoubleClick Inc. 1999  Employee Stock Purchase Plan
Common Stock, $0.001 par value                            900,000          $6.11            $ 5,499,000        $  505.91
----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Common Stock of DoubleClick Inc. (the "Registrant") which become issuable under Registrant's 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on February 7, 2003, as reported by the Nasdaq National Market.

================================================================================

                     Statement of Incorporation by Reference

     On March 19, 1998, DoubleClick Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-48277) relating to 3,000,000 shares of Common Stock to be offered and sold under its 1997 Stock Incentive Plan (the "1997 Plan"). On November 9, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-90653) relating to an additional 8,000,000 shares of Common Stock to be offered and sold under the 1997 Plan. On February 18, 2000, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-30726) relating to an additional 4,748,152 shares of Common Stock to be offered and sold under the 1997 Plan. On February 14, 2001, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-55618) relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the 1997 Plan. On January 24, 2002, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-81346) relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the 1997 Plan. The contents of these prior Registration Statements are incorporated in this Registration Statement by reference.

     On November 9, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-90653) relating to 500,000 shares of Common Stock to be offered and sold under its 1999 Employee Stock Purchase Plan (the "1999 Plan"). On February 14, 2001, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-55618) relating to an additional 900,000 shares of Common Stock to be offered and sold under the 1999 Plan. On January 24, 2002, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-81346) relating to an additional 900,000 shares of Common Stock to be offered and sold under the 1999 Plan. The contents of these prior Registration Statements are incorporated in this Registration Statement by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 13, 2003.

                                            DoubleClick Inc.


                                            By: /s/ Kevin P. Ryan
                                            ------------------------------------
                                            Kevin P. Ryan
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, hereby severally constitute and appoint Kevin P. Ryan and Bruce Dalziel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signatures                       Title                        Date
----------------------  ----------------------------------   -----------------


/s/ Kevin J. O'Connor   Chairman of the Board                February 12, 2003
----------------------
  Kevin J. O'Connor


  /s/ Kevin P. Ryan     Chief Executive Officer (principal   February 12, 2003
----------------------  executive officer) and Director
    Kevin P. Ryan


/s/ Dwight A. Merriman  Director                             February 12, 2003
----------------------
  Dwight A. Merriman


 /s/ David N. Strohm    Director                             February 12, 2003
----------------------
   David N. Strohm


/s/ Mark E. Nunnelly    Director                             February 12, 2003
----------------------
   Mark E. Nunnelly


/s/ W. Grant Gregory    Director                             February 12, 2003
----------------------
   W. Grant Gregory


   /s/ Don Peppers      Director                             February 12, 2003
----------------------
     Don Peppers


/s/ Thomas S. Murphy    Director                             February 12, 2003
----------------------
   Thomas S. Murphy


  /s/ Bruce Dalziel     Chief Financial Officer              February 12, 2003
----------------------  (principal financial officer)
    Bruce Dalziel


  /s/ Cory Douglas      Corporate Controller                 February 12, 2003
----------------------  (principal accounting officer)
     Cory Douglas

Exhibit
Number    Exhibit
-------   -------

5.1       Opinion of Hale and Dorr LLP

23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2      Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature pages to this registration statement)